UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 3, 2006

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	04-3386549
(Commission File Number)	(IRS Employer Identification No.)

880 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

At the 2006 Annual Meeting of Stockholders of Phase Forward Incorporated (the “Company”) held on May 3, 2006, the Company’s stockholders approved an amendment to the Company’s amended and restated 2004 Stock Option and Incentive Plan (the “Plan”) to increase to 3,500,000 the number of shares available for issuance thereunder, an increase of 2,000,000 shares. In addition to the increase in number of shares available, the Plan, as amended and restated, among other things, provides that the exercise price of any options granted under the Plan may not be less than the fair market value on the date of grant, and restricts the Company’s ability to re-price any awards without stockholder approval.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

10.1 Phase Forward Incorporated 2004 Stock Option and Incentive Plan As Amended and Restated March 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

May 8, 2006	By:	/s/ RODGER WEISMANN
Rodger Weismann
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Phase Forward Incorporated 2004 Stock Option and Incentive Plan As Amended and Restated March 2006